SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


 Date of Report (Date earliest event reported) October 25, 1995


Commission   Registrant, State of Incorporation,     I.R.S. Employer
File Number  Address and Telephone Number            Identification No.

1-11299      ENTERGY CORPORATION                     13-5550175
             (a Delaware corporation)
             639 Loyola Avenue
             New Orleans, Louisiana  70113
             Telephone (504) 529-5262

1-2703       GULF STATES UTILITIES COMPANY           74-0662730
             (a Texas corporation)
             350 Pine Street
             Beaumont, Texas  77701
             Telephone (409) 838-6631


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Form 8-K
October 25, 1995


Item 5.   Other Materially Important Events

          Entergy Corporation and Gulf States Utilities Company


     U.S. District Judge Frank Polozola, on Tuesday, October 24,

issued a memorandum opinion ruling in favor of Gulf States

Utilities on Cajun Electric Power Cooperative's fraud claims involving its decision to invest in the River Bend nuclear plant.

The court also found that Cajun's claim had not been timely

filed.  In his ruling Judge Polozola said that he would issue detailed reasons for his decision in a further written opinion to be filed at a later date.  The court did not indicate when the formal written opinion would be filed.

     Entergy's representatives, as the court and the Louisiana

Public Service Commission have urged, will continue to discuss the possibility of settling the remaining issues in the

litigation with all parties involved.  Should settlement

discussions prove unsuccessful, the second phase of the lawsuit involving breach of contract issues may ultimately be tried

unless Cajun's trustee in bankruptcy decides to forego the claim.

     Judge Polozola retains jurisdiction over the bankruptcy case where he will decide major River Bend issues and maintaining overall supervision of the case.  Bankruptcy Judge Gerald Schiff will handle normal bankruptcy issues arising in the case.

                            SIGNATURE


          Pursuant to the requirements of the Securities Exchange
Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 Entergy Corporation



                                 By:  /s/ Louis E. Buck, Jr.
                                        Louis E. Buck, Jr.
                                     Vice President and Chief
                                        Accounting Officer


                                 Gulf States Utilities Company



                                 By:   /s/ Louis E. Buck, Jr.
                                        Louis E. Buck, Jr.
                                  Vice President, Chief Accounting
                                     and Assistant Secretary




Dated:  October 25, 1995